As filed with the Securities and Exchange Commission on November 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ruckus Wireless, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	54-2072041
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

350 West Java Drive

Sunnyvale, California 94089

(650) 265-4200

(Address of principal executive offices) (Zip code)

Ruckus Wireless, Inc. 2002 Stock Plan

Ruckus Wireless, Inc. Amended & Restated 2012 Equity Incentive Plan

Ruckus Wireless, Inc. 2012 Employee Stock Purchase Plan

(Full title of the plan)

Selina Y. Lo

President and Chief Executive Officer

Ruckus Wireless, Inc.

350 West Java Drive

Sunnyvale, California 94089

(650) 265-4200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen	Scott Maples
Michael E. Tenta	Vice President Legal & General Counsel
Cooley LLP	Ruckus Wireless, Inc.
3175 Hanover Street	350 West Java Drive
Palo Alto, California 94304	Sunnyvale, California 94089
(650) 843-5000	(650) 265-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– Amended & Restated 2012 Equity Incentive Plan	14,822,043(2)(3)	$9.75(7)	$144,514,919.25	$19,711.83
– 2012 Employee Stock Purchase Plan	1,500,000(4)(5)	$13.63(8)	$20,445,000.00	$2,788.70
– 2002 Stock Plan (which was superseded by the 2012 Equity Incentive Plan)	16,548,900(6)	$1.13(9)	$18,700,257.00	$2,550.72
Total	32,870,943		$183,660,176.25	$25,051.25

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.
(2)	Represents shares of common stock reserved for future issuance under the Registrant’s Amended & Restated 2012 Equity Incentive Plan (the “2012 Plan”) and reserved for issuance pursuant to stock awards outstanding under the 2012 Plan as of the date of this Registration Statement. Pursuant to the terms of the 2012 Plan, any shares subject to outstanding awards originally granted under the Registrant’s 2002 Stock Plan (the “2002 Plan”), that expire or terminate, or are forfeited, for any reason prior to exercise or settlement shall become available for issuance pursuant to share awards granted under the 2012 Plan, subject to certain limitations.
(3)	The number of shares reserved for issuance under the 2012 Plan will automatically increase on January 1st each year, starting on January 1, 2013 and continuing through January 1, 2022, by the lesser of (a) five percent (5%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year and (b) a number determined by the Registrant’s board of directors.
(4)	Represents shares of common stock reserved for future issuance under the Registrant’s 2012 Employee Stock Purchase Plan (the “2012 ESPP”).
(5)	The number of shares reserved for issuance under the 2012 ESPP will automatically increase on January 1st each year, starting on January 1, 2013 and continuing through January 1, 2022, by the lesser of (a) two percent (2%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, (b) 3,000,000 shares of common stock or (c) a number determined by the Registrant’s board of directors.
(6)	Represents shares of common stock reserved for issuance pursuant to stock awards outstanding under the 2002 Plan as of the date of this Registration Statement.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for outstanding options granted pursuant to the 2012 Plan as of the date of this Registration Statement, and (b) $13.63, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 16, 2012 with respect to the balance of shares to be registered pursuant to the 2012 Plan
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $13.63, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 16, 2012.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2002 Plan as stated in footnote (6).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Ruckus Wireless, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on November 15, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-184309), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on November 13, 2012 (File No. 001-35734) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s common stock contained in the Registration Statement on Form S-1 (File No. 333-184309).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation provide that the Registrant will indemnify their directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws will indemnify their directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers whereby the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation of Ruckus Wireless, Inc.

4.2	(2)	Amended and Restated Bylaws of Ruckus Wireless, Inc.

4.3	(3)	Ruckus Wireless, Inc. 2002 Stock Plan, as amended.

4.4	(4)	Form of Option Agreement and Option Grant Notice for Ruckus Wireless, Inc. 2002 Stock Plan.

4.5	(5)	Ruckus Wireless, Inc. Amended & Restated 2012 Equity Incentive Plan, as amended.

4.6	(6)	Form of Option Agreement and Option Grant Notice for Ruckus Wireless, Inc. Amended & Restated 2012 Equity Incentive Plan.

4.7	(7)	Ruckus Wireless, Inc. 2012 Employee Stock Purchase Plan.

5.1		Opinion of Cooley LLP.

23.1		Consent of Cooley LLP (included in Exhibit 5.1).

23.2		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3		Consent of McGladrey LLP, Independent Auditors.

24.1		Power of Attorney (included on the signature page of this Form S-8).

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35734), filed with the Securities and Exchange Commission on November 20, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(3)	Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(6)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(7)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 20th day of November, 2012.

RUCKUS WIRELESS, INC.

By:	/s/ Selina Y. Lo
Selina Y. Lo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Selina Y. Lo and Seamus Hennessy, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Selina Y. Lo Selina Y. Lo	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Seamus Hennessy Seamus Hennessy	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2012

/s/ William Kish William Kish	Chief Technology Officer and Director	November 20, 2012

/s/ Georges Antoun Georges Antoun	Director	November 20, 2012

/s/ Gaurav Garg Gaurav Garg	Director	November 20, 2012

/s/ James J. Goetz James J. Goetz	Director	November 20, 2012

/s/ Stewart Grierson Stewart Grierson	Director	November 20, 2012

/s/ Mohan Gyani Mohan Gyani	Director	November 20, 2012

/s/ Richard Lynch Richard Lynch	Director	November 20, 2012

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)	Amended and Restated Certificate of Incorporation of Ruckus Wireless, Inc.

4.2	(2)	Amended and Restated Bylaws of Ruckus Wireless, Inc.

4.3	(3)	Ruckus Wireless, Inc. 2002 Stock Plan, as amended.

4.4	(4)	Form of Option Agreement and Option Grant Notice for Ruckus Wireless, Inc. 2002 Stock Plan.

4.5	(5)	Ruckus Wireless, Inc. Amended & Restated 2012 Equity Incentive Plan, as amended.

4.6	(6)	Form of Option Agreement and Option Grant Notice for Ruckus Wireless, Inc. Amended & Restated 2012 Equity Incentive Plan.

4.7	(7)	Ruckus Wireless, Inc. 2012 Employee Stock Purchase Plan.

5.1		Opinion of Cooley LLP.

23.1		Consent of Cooley LLP (included in Exhibit 5.1).

23.2		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3		Consent of McGladrey LLP, Independent Auditors.

24.1		Power of Attorney (included on the signature page of this Form S-8).

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35734), filed with the Securities and Exchange Commission on November 20, 2012, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(3)	Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(6)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.
(7)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-184309), filed with the Securities and Exchange Commission on October 5, 2012, and incorporated herein by reference.